UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2011

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On March 9, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of P&F Industries, Inc. (the “Registrant”) awarded a bonus to Richard A. Horowitz, the Registrant’s Chairman of the Board, Chief Executive Officer and President and Joseph A. Molino, Jr., the Registrant’s Vice President, Chief Operating Officer and Chief Financial Officer of $50,000 and $15,000, respectively, for performance during the Registrant’s 2010 fiscal year. The above bonuses were granted outside of the Registrant’s 162(m) Executive Bonus Plan (“The 162(m) Plan”).

Although the 162(m) Plan did not result in bonuses for 2010, the Committee determined that such bonuses were warranted based upon factors and achievements that the Committee did not believe were adequately recognized in the 162(m) Plan criteria for 2010.  Such factors and achievements included, but were not limited to, the executive’s role in successfully navigating the Registrant through critical liquidity issues, the Registrant obtaining a new multi-year credit facility, and the overall performance of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: March 15, 2011
	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer